OMI EXECUTIVE SAVINGS PLAN

                                    ARTICLE I

                                     Purpose

     1.1 PURPOSE. The purpose of the OMI Executive Savings Plan is to enable eligible employees of the Company to enhance their retirement security by permitting them to elect to defer receipt of a portion of their compensation to a later date or event.

     1.2 EFFECTIVE DATE. The Plan is effective as of January 1, 1997.

                                   ARTICLE II

                                   Definitions

     When used herein the following term shall have the following meanings:

     2.1 "BOARD" shall mean the Board of Directors of OMI Corp.

     2.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.3 "COMMITTEE" shall mean the Administrative Committee of OMI Corp., as appointed by the Board to administer the Plan and to manage and direct the investment of the assets of the Plan.

     2.4 "COMPANY" shall mean OMI Corp. along with certain of its designated subsidiaries and affiliates.

     2.5 "COMPENSATION" shall mean a Participant's annual salary including any bonuses, any car allowance or any other current cash compensation paid by the Company but excluding imputed



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income, salary gross-ups, non-cash compensation and severance pay.

     2.6 "DEFERRAL YEAR" shall mean each Plan Year as to which an election is made to defer Compensation in accordance with the provisions of Section 3.3 of the Plan.

     2.7 "DISABILITY" shall mean the inability of an executive to perform the duties of his position with the Company due to a physical or mental ailment, as determined by the Committee in its sole discretion, such physical or mental ailment to result in the Executive's termination of employment or retirement.

     2.8 "EXECUTIVE" shall mean any highly compensated officer or other member of the senior management group of the Company.

     2.9 "PARTICIPANT" shall mean any Executive who becomes a Participant in the Plan as provided in Section 3.2 of the Plan.

     2.10 "PAYMENT EVENT" shall mean Termination of Service, death, or Disability, in accordance with Section 5.2 of the Plan.

     2.11 "PLAN" shall mean this OMI Executive Savings Plan, as amended from time to time.

     2.12 "PLAN YEAR" shall mean calendar year.

     2.13 "TRUST" shall mean the trust established under the Trust Agreement.

     2.14 "TRUST AGREEMENT" shall mean an agreement between the Company and such other trustee as may be appointed by the Board from time to time.

     2.15 "TERMINATION OF SERVICE" shall mean termination of


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employment with the Company and all of its affiliates including any form of retirement other than by reason of Disability or death.

     2.16 "VALUATION DATE" shall mean the last business day of each March, June, September and December of each Plan Year and shall be the date upon which Participant's account balances are determined in accordance with Section 4.1(c).

                                   ARTICLE III

                          Eligibility and Participation

     3.1 ELIGIBILITY. Participation in the Plan shall be limited to those Executives who (i) are eligible to participate in the OMI Corp. Savings Plan, and (ii) have received written in notification from either (1) the Company or the Board or (2) from a person designated by the Company, that such Executives are eligible to participate in the Plan.

     3.2 PARTICIPATION.

     (a) The Executive eligible to participate in the Plan under Section 3.1 may become a Participant for any calendar year by executing an irrevocable deferral election (on a form prescribed by the Committee) with respect to his Compensation for such calendar year. Except as provided in Section 3.2(b), such election must be executed and delivered to the Committee on or before the last day of December of the preceding Plan Year.

     (b) With respect to the Executive who first becomes


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eligible to participate in the Plan under Section 3.1 after the beginning of a
Plan Year, such Executive may participate in the Plan for the remainder of such Plan Year by executing an irrevocable deferral election (on a form prescribed by the Committee) with respect to such Executive's Compensation earned on or after the date the deferral election is made, within 30 days of the date such Executive receives notice from the Committee that the Executive is eligible to participate.

     3.3 DEFERRAL ELECTION AND MATCHING CONTRIBUTION.

     (a) As a condition of participation under the Plan, an Executive must agree to defer from 1% to 10% of Compensation for each Plan Year to which such Executive elects to defer Compensation. The amount of Compensation deferred must be in increments of 1%. The Executive may make an election with respect to base salary, bonus payments, either or both. The Committee may from time to time provide another matter of specifying the amount of Compensation to be deferred, including, but not limited to, a specific dollar amount or a fixed percentage of Compensation. In addition to any amounts deferred by the Executive hereunder, OMI Corp. shall, unless the Board elects otherwise, credit the Executive's account, as described in Section 4.1(a), with an amount equal to 100% of the first 6% of the amount deferred by the Executive. Notwithstanding the foregoing,
(i) for each Plan Year the maximum amount of matching contributions that may be credited to the Executive's account


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shall not exceed 6% of such Executive's Compensation less the dollar limitation of Section 402(g) of the Code for such Plan Year and (ii) the Executive may not defer a portion of his Compensation until such Executive has deferred, pursuant to the terms of the OMI Savings Plan, the maximum amount permitted by (1) such Savings Plan and (2) Section 402(g) of the Code. OMI Corp. shall be reimbursed by the affiliate or subsidiary that employs such Executive for any amount credited to the Executive's account.

     (b) An election made under the Plan with respect to Compensation shall relate only to Compensation for the succeeding Plan Year, or to Compensation for the remainder of the Plan Year if Section 3.2(b) applies, and a separate election must be made in order to defer Compensation during any subsequent Plan Year. In the event of a failure to make a timely election to defer as to Compensation for any Plan Year, no portion of the Participant's Compensation for such Plan Year may be deferred under the Plan.

     (c) Each deferral election and its matching contribution under Sections 3.2 and 3.3 shall (in accordance with Sections 5.2 and 5.3) also designate:

          (1)  a method of payment as described in Section 5.3;

          (2) the investment fund or funds the deferrals and the matching contributions are to be invested under; and

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          (3)  the beneficiary to receive any payments if the Participant dies before receiving all amounts to which the Participant is entitled under the Plan.

                                   ARTICLE IV

                              Participant's Account

     4.1 ACCOUNTS.

     (a) The Company shall establish written bookkeeping accounts to record (i) matching contributions and earnings, (ii) deferrals of compensation and earnings, and (iii) all increases and decreases thereon under the Plan.

     (b) During the Deferral Year, the Company shall credit each Participant's account for that Deferral Year with the percentage amount of Compensation deferred under Sections 3.2(a) and 3.3 by each Participant, as of the end of each month, which shall be equal to one-twelfth of the total annual deferral elected by each Participant with respect to base salary and shall include any matching contributions. The amount of Compensation deferred under Sections 3.2(b) and 3.3 by each Participant shall be credited to such Participant's account by a monthly crediting at the end of each month of participation of an amount determined by dividing the total amount the Participant has elected to defer under Sections 3.2(b) and 3.3 with respect to base salary by the


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number of months remaining in the Plan Year at the time the Executive first defers Compensation and shall include any matching contributions. Any deferral of bonus payments and matching contributions thereon will be credited to such Participant's account at the end of the month in which the bonus is paid.

     (c) The amounts determined in accordance with Section 4.1(b) shall be deemed to be invested by the Committee. The Committee shall maintain written records of such investments. Income, gains and losses on such investments shall be credited to or charged against each Participant's account as of the Valuation Date.

     (d) A Participant's account shall be reduced by any payments made to the Participant, or his beneficiary, estate or representative. The Company's obligation to make payments pursuant to the Plan to any Participant, his beneficiary, estate or representative shall be limited to the amount credited to such Participant's account as of the date of such payment. Neither the Plan nor any action taken pursuant thereto guarantees any fixed dollar amount of payments to the Participant, his beneficiary, estate or representative. The amount of payment under the Plan shall vary in accordance with the performance of the investment of amounts deferred under the Plan in the investment fund or funds selected by the Participant. The Company, the Committee, and the Board shall not be responsible

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for any decrease in value of any Participant's account due to such investment.

     (e) With respect to any employee benefit or welfare plans sponsored by the Company under which the amount of any benefit is based on the rate of salary paid to an employee, a Participant's rate of salary for the purposes of such employee benefit or welfare plan shall include any amount of Compensation deferred under the Plan but exclude any matching contributions made to the Plan, unless otherwise specifically provided in such plan.

     4.2 FUNDING PROHIBITIONS. All entries in a Participant's account shall be bookkeeping entries only and shall not represent a special reserve or otherwise constitute funding of the Company's unsecured promise to pay any amounts hereunder. All payments to be made under the Plan shall be paid from the general funds of the Company. All such assets shall be the property solely of the Company and shall be subject to the claims of the Company's unsecured general creditors. To the extent a Participant or any other person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company and such person shall have only the unsecured promise of the Company that such payments shall be made. In its sole discretion, the Company may authorize the creation of an irrevocable grantor trust or other arrangement to meet the

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obligations created under the Plan. The existence of such trust or other arrangement shall be consistent with the "unfunded" status of the Plan.

                                   ARTICLE V

                                     Payment

     5.1 PAYMENT OF ACCOUNT. Payment of amounts credited to a Participant's account shall be made in the manner and at the time or times specified herein. All payments shall be made by Company check or by other arrangements.

     5.2 COMMENCEMENT OF PAYMENT. Notwithstanding any provisions of the Plan to the contrary, upon the occurrence of a Payment Event, the balance in the Participant's account shall be valued on the Valuation Date and paid to the Participant (or, in the case of death, to the Participant's beneficiary) in a single lump sum payment on the first day of the month following 90 days from the Valuation Date.

     5.3 METHOD OF PAYMENT. For all Payment Events, the balance of a Participant's account in one of the following methods, as elected by the Participant pursuant to Section 3.3(c):

          (1)  a single lump sum; or

          (2)  in two, but no more than 10, equal annual installments.

     5.4 FINANCIAL HARDSHIP. Notwithstanding any other provision of the Plan to the contrary, a Participant may withdraw


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an amount from his account only in the event of "financial hardship." To be a financial hardship, the hardship must be unforeseeable and beyond the control of the Participant. The Committee shall have the right to require such Participant to submit such documentation as it deems appropriate for the purpose of determining that the Participant has incurred a financial hardship. The amount withdrawn shall not exceed the amount reasonably needed to satisfy such financial hardship.

                                   ARTICLE VI

                                 Administration

     6.1 ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have all powers necessary to carry out the provisions of the Plan, including, without limitation, the power to delegate administrative matters to other persons, to interpret the Plan and to adopt guidelines for its administration.

     6.2 INVESTMENT. The investment of funds within the Trust shall be the responsibility of the Committee.

                                   ARTICLE VII

                                  Miscellaneous

         7.1 TERMINATION OF PLAN. The Company may at any time by action of the Board terminate the Plan. Upon termination of the Plan, no further deferrals will be permitted, and the


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Participant's Compensation will be restored on a nondeferred basis. The Company may at any time, with or without notice, terminate the matching contributions made pursuant to Section 3.2(a).

     7.2 AMENDMENT. The Company may at any time amend the Plan in any respect,
(i) in the case of amendments which have a material effect on the cost to the Company of maintaining the Plan, by action of the Board or, (ii) with respect to any other amendments, by action of the Committee; provided, however, that no such amendment shall adversely affect the rights of the Participants or their beneficiaries to any (i) amounts credited or to be credited to the Participants' accounts, other than matching contributions, with respect to any Deferral Year which has commenced prior to the adoption of any such amendment or (ii) funds held in Trust at the time of such amendment.

     7.3 PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person's estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on


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behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company, the Committee and the Board.

     7.4 BENEFICIARY. Each Participant shall designate a beneficiary to whom any balance in each account under the Plan shall be payable on his death. A Participant may also designate an alternate beneficiary to receive such payment in the event that the designated beneficiary cannot receive payment for any reason. In the event no designated or alternate beneficiary can receive such payment for any reason, payment will be made to the Participant's estate. Each Participant may at any time change any beneficiary designation. A change of beneficiary designation must be made in writing and delivered to the Committee or its delegate for such purposes. The interest of any beneficiary who dies before the Participant will terminate unless otherwise specified by the Participant.

     7.5 NO LIABILITY OF MEMBERS. No member of the Committee, or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his capacity as a member of the Committee, or the Board, or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or investment of the Funds may be allocated or delegated, against any cost or


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expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

     7.6 SUCCESSOR CORPORATION. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     7.7 NO ALIENATION OF BENEFITS. To the extent permitted by law, Participants and beneficiaries shall not have the right to alienate, anticipate, commute, sell, assign, transfer, pledge, encumber or otherwise convey the right to receive any payments under the Plan, and any payments under the Plan or rights thereto shall not be subject to the debts, liabilities, contracts, engagements or torts or participants or beneficiaries nor to attachment, garnishment or execution, nor shall they be transferable by operation of law in the vent of bankruptcy or insolvency. Any attempt, whether voluntary or involuntary, to effect any such action shall be null, void and of no effect.


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     7.8 NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an Executive or in any other capacity.

     7.9 HEADINGS. The headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of the Plan.

     7.10 APPLICABLE LAW. The Plan shall be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof.

     7.11 Unfunded Status. The Plan is intended to be an unfunded arrangement for purposes of the Code and Title I of the Employee Retirement Income Security Act of 1974.




                                           OMI CORP.

                                           By: /s/ CRAIG STEVENSON
                                               ---------------------------------
                                               President and Chief
                                                    Executive Officer

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                                    EXHIBIT A
                                    ---------

                                    PROPOSED
                              AMENDMENT NUMBER TWO
                                     TO THE
                           OMI EXECUTIVE SAVINGS PLAN
                           --------------------------

     Effective as of January 1, 1997, the OMI Executive Savings Plan (the "Plan") is hereby amended as follows:

     1. Section 2.14 of the Plan is hereby amended to read in its entirety as follows:

     *2.14 'Trust' shall mean the trust established under the Trust Agreement, such trust has been created by the Company to assist the Company in meeting its obligation under the Plan. The Trust is intended to conform to terms of the model trust, described in Revenue Procedure 92-64, 1992-2 C.B. 423."

     2. The first sentence of Section 3.3(b) of the Plan shall be replaced with the following new sentence:

     "An election made under the Plan with respect to Compensation shall relate only to Compensation with respect to services performed during the succeeding Plan Year, or to Compensation with respect to services performed for the remainder of the Plan Year if Section 3.2(b) applies, and a separate election must be made in order to defer Compensation during any subsequent Plan Year."

     3. Article VII of the Plan is hereby amended by adding the following new section at the end thereof:

     7.11 Unfunded Status. The Plan is intended to be an unfunded arrangement for purposes of the Code and Title I of the Employee Retirement Income Security Act of 1974.


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                     ACTION BY UNANIMOUS CONSENT IN WRITING
                                     OF THE
                     ADMINISTRATIVE COMMITTEE OF OMI CORP.
                     -------------------------------------

     The undersigned, constituting all of the members of the Administrative Committee of OMI Corp. (the "Committee"), by unanimous consent in writing, without the formality of convening a meeting, do hereby severally and collectively consent to the following action:

     WHEREAS, OMI Corp. (the "Corporation") maintains the OMI Corp. Executive Savings Plan (the "Plan"); and

     WHEREAS, Section 7.2 of the Plan provides that the Committee may adopt amendments to the Plan; and

     WHEREAS, in conjunction with the Internal Revenue Service's review of the Plan, the Committee has deemed it necessary to amend the Plan to clarify the benefit distribution provisions of the Plan,

     NOW, THEREFORE, BE IT,

     RESOLVED, that effective as of January 1, 1997, Amendment Number Three to the Plan (a copy of such Amendment being attached hereto as EXHIBIT A), is hereby approved and adopted; and it is

     FURTHER RESOLVED, that the proper employees of the Corporation and members of the Committee be, and each of them hereby is, on the advice of counsel, authorized and directed to execute all documents and carry out all other actions necessary and proper to carry out the intent of this resolution.

Dated:  February 25, 1998

                                                   /s/ VINCENT DESOSTOA
                                                   -------------------------
                                                       Vincent desostoa


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                                    EXHIBIT A
                                    ---------

                             AMENDMENT NUMBER THREE

                                     TO THE

                        OMI CORP. EXECUTIVE SAVINGS PLAN
                        --------------------------------

     Effective January 1, 1997, Section 5.2 of the OMI Corp. Executive Savings Plan is hereby amended by deleting the phrase "in a single lump sum payment" from lines five and six and adding the phrase "in accordance with the provisions of Section 5.3, such payment to commence" in its place and stead.